UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2022
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2022, Open Lending Corporation, a Delaware corporation, announced that on May 2, 2022 its wholly-owned subsidiary, Lenders Protection, LLC (“Lenders Protection”), entered into a program management agreement (the “Agreement”) with Arch Specialty Insurance Company (“Arch”), through which Lenders Protection or its affiliate earns claims administration service fees and profit share revenue. Under the Agreement, Arch facilitates the issuance of credit default insurance policies to financial institutions that enter into a program agreement with Lenders Protection for use of its proprietary software platform. The Agreement contains non-competition provisions in favor of Lenders Protection.

The Agreement terminates on April 30, 2027, and will automatically renew for successive one-year terms unless either party provides the other with written notice of termination at least 180 days prior to expiration of the applicable term. Under the Agreement, early termination is permitted under certain circumstances, including without limitation, by either party upon mutual written consent; by either party upon a delivery of notice of termination in connection with certain specified bankruptcy events with respect to the other party; by Arch upon written notice in the event the surplus lines broker agreement is terminated; by either party upon 30 days’ written notice and cure period in the event of a material breach by the other party; by Lenders Protection upon 180 days’ notice to Arch due to certain specified changes of control of Arch; by Arch upon 180 days’ notice to Lenders Protection due to certain specified changes of control of Lenders Protection; by either party upon the expiration of a 30-day cure period if a governmental authority finds the policies issued to financial institutions in connection with the program to be unenforceable; by Lenders Protection upon the expiration of a 30-day cure-period in the event that Arch fails to maintain an “A-” or better “A.M. Best” rating; and by either party immediately in the event of fraud or willful misconduct by the other party.

Neither party may assign the Agreement or any of its rights or delegate any of its duties or obligations thereunder in any transaction that does not constitute a change of control, without the prior written consent of the other party.

Item 2.02 Results of Operations and Financial Condition.
On May 5, 2022, Open Lending Corporation (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2022. A copy of the press release and additional supplemental financial information are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
The information furnished under this Item 2.02 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01. Other Events.

On May 5, 2022, the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

99.1	Earnings Release, dated May 5, 2022, titled “Open Lending Reports First Quarter 2022 Financial Results.”
99.2	Supplemental Earnings Information Q1 2022
99.3	Press Release, dated May 5, 2022, titled “Open Lending Signs Agreement with Arch.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer
Date: May 5, 2022

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